EXHIBIT 10.42
EMPLOYMENT AGREEMENT FOR THOMAS L. TRAN,
AMENDMENT NO. 1
               This Amendment No. 1 to the Employment Agreement for THOMAS L. TRAN (“Amendment No. 1”) is made, effective as of March 10, 2009, by and among WELLCARE HEALTH PLANS, INC., a Delaware corporation (“WellCare”), COMPREHENSIVE HEALTH MANAGEMENT, INC., a Florida corporation (the “Corporation”), and THOMAS L. TRAN, an individual (“Executive”), with respect to the following facts and circumstances:
RECITALS
          WHEREAS, Executive, WellCare and the Corporation previously entered into an Employment Agreement on July 17, 2008, (the “Employment Agreement”); and
          WHEREAS, Executive, WellCare and the Corporation desire to amend the Employment Agreement regarding the payment of incentive awards.
Agreement:
          NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, WellCare, the Corporation and Executive, intending to be legally bound, agree as follows:
               1. The first sentence of Section 2.3.2 of the Employment Agreement is hereby amended to read as follows:
In addition to the Restricted Stock and the Option, during the Term, Executive shall be entitled to earn equity compensation awards granted under and subject to the terms of the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, or a successor thereto, and a cash bonus award for 2008 performance under and subject to the terms of the WellCare Health Plans, Inc. 2009 Long Term Cash Bonus Plan, each based upon Executive’s achievement of performance objectives set by the Compensation Committee or the Board after consultation with Executive, with an annual equity compensation award target of one hundred fifty percent (150%) of Executive’s annual salary for such fiscal year (with a minimum guaranteed annual equity compensation award in 2009 of seventy-five percent (75%) of Executive’s annual salary for 2008 and a minimum guaranteed annual cash bonus award under the WellCare Health Plans, Inc. 2009 Long Term Cash Bonus Plan in 2009 of seventy-five percent (75%) of Executive’s annual salary for 2008, each prorated for the portion of the year employed).
               2. The provisions of this Amendment No. 1 may be amended and waived only with the prior written consent of the parties hereto. This Amendment No. 1 may be executed and delivered in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.
               3. Except as set forth in this Amendment No. 1, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 on the date first written above.

WELLCARE

WELLCARE HEALTH PLANS, INC.

By:	/s/ Heath Schiesser

Name: Heath Schiesser
Title: President & CEO

CORPORATION

COMPREHENSIVE HEALTH MANAGEMENT, INC.

By:	/s/ Heath Schiesser

Name: Heath Schiesser
Title: President & CEO

EXECUTIVE

/s/ Thomas L. Tran

THOMAS L. TRAN

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